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                                                                  Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT dated as of the ___ day of August, 2003 between FragranceNet.com, Inc., a Delaware corporation ("FragranceNet") and TELESCENTS, INC., a New York corporation which is a wholly owned subsidiary, (collectively, the "Company") and Dennis M. Apfel (the "Executive").

                              W I T N E S S E T H :
                              --------------------

         WHEREAS, the Company desires to employ the Executive in an executive capacity and to be assured of his services in such capacity, on the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive is willing to accept such employment on such terms and conditions.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

         1.    Employment, Term.
               ----------------

         1.1 Employment. The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the positions and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

         1.2 Term. The term of the Executive's employment under this Agreement shall commence on the date hereof and shall continue until terminated in accordance with Section 6 of this Agreement.

         2.    Position, Duties.
               -----------------

         The Executive shall serve as Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company. The Executive shall have such responsibilities and duties consistent with such executive positions as shall be assigned to him from time to time by the Board of Directors of the Company. The Executive shall devote up to forty (40) hours per month of his business time and attention to the performance of his responsibilities and duties hereunder.

         3.    Salary, Incentive Bonus.
               ------------------------

         3.1 Salary. The Company shall pay to the Executive a base salary, initially at the rate of $175,000 per annum, payable in accordance with the standard payroll practices of the Company. In addition the Executive shall be entitled to full medical and dental coverage in accordance with past practice. The Executive's base salary shall be increased annually by an





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amount equal to the incentive bonus earned by the Executive in the prior fiscal year pursuant to Section 3.2, such increase to take effect on the date of payment of such incentive bonus.

         3.2 Incentive Bonus. (a) In addition to the base salary provided for in Section 3.1, the Company shall pay to the Executive an incentive bonus with respect to each fiscal year of the Company ending during the term of this Agreement in an amount equal to one percent (1%) of Sales in excess of Target Sales. For purposes of this Agreement: "Sales" shall mean sales of the Company as shown in the audited financial statements of the Company for the applicable fiscal year; and "Target Sales" shall mean (a) for the fiscal year of the Company ending March 31, 2003, $10,000,000 and (b) for the fiscal year of the Company ending March 31, 2004 and each subsequent fiscal year, Sales for the fiscal year of the Company immediately preceding such year.

                (b) In the event of the termination of employment of the Executive by the Company without Cause or the Executive's voluntary withdrawal (as defined in Section 6), or by reason of the death or Disability (as defined in Section 6) of the Executive, the Executive (or his estate or other legal representative) shall be entitled to a bonus for the fiscal year in which such termination takes place in an amount equal to the product of (i) the bonus for such fiscal year determined pursuant to Section 3.2(a), multiplied by (ii) a fraction, the numerator of which is the number of days from the beginning of such fiscal year to the date of termination, and the denominator of which is 365.

                (c) The bonus payable to the Executive (or his estate or other legal representative) for any fiscal year of the Company pursuant to this
Section 3.2, shall be paid by the Company within thirty (30) days of receipt by the Company of the audited financial statements of the Company for such fiscal year.

         4.    Expense Reimbursement.
               ----------------------

         During the term of this Agreement, the Company shall reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

         5.    Benefits.
               ---------

         During the term of this Agreement, the Executive will be eligible to participate in all employee benefit plans and programs offered by the Company from time to time to its employees, subject to the provisions of such plans and programs as in effect from time to time.

         6.    Termination of Employment.
               --------------------------

         6.1 General. Either the Company or the Executive may terminate the employment of the Executive on thirty (30) days' advance written notice to the other. In the event that the Executive's employment with the Company shall be terminated by the Company without Cause (as hereinafter defined), or as a result of the Executive's Disability (as hereinafter defined) or by the Executive's voluntary termination, the Company shall engage the Executive as





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a consultant in accordance with Section 7 of this Agreement. The Company shall also pay to the Executive any unpaid incentive bonus payable with respect to the year of termination or any prior year pursuant to Section 3 of this Agreement, at the time prescribed by such Section. In addition, the Company shall repay to the Executive within seven (7) days of the date of termination any outstanding loans, including all principal and all interest accruing to the date of payment, made by the Executive to the Company. The Executive's rights under the other benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs as then in effect. In the event of such termination neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Sections 8, 9, 10 and 11 of this Agreement.

         6.2 Death. In the event that the Executive's employment with the Company shall terminate as a result of the Executive's death, the Company shall pay a death benefit to the beneficiary designated by the Executive during the Applicable Period (as hereinafter defined). The death benefit shall be an annual amount equal to the sum of (a) 75% of the Executive's highest rate of salary with the Company in effect during the one-year period ending on the date of termination plus (b) 50% of the Executive's average incentive bonus with respect to the last five completed fiscal years of the Company preceding the date of termination, payable in equal monthly installments in advance on the first day of each month during the Applicable Period. As used herein, "Applicable Period" shall mean the 10 year period commencing on the date of the Executive's death. The Company shall also pay to the Executive's estate any unpaid incentive bonus payable with respect to the year of termination or any prior year pursuant to
Section 3 of this Agreement, at the time prescribed by such Section. In addition, the Company shall pay to the Executive's estate within seven (7) days of the date of termination any outstanding loans, including all principal and all interest accruing to the date of payment, made by the Executive to the Company. The rights of the Executive's estate under the other benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs as then in effect.

         6.3   Definitions. For purposes of this Agreement: "Cause" shall mean
(a) any act of willful misappropriation by the Executive against the Company or
(b) the Executive's indictment, conviction or plea of guilty or nolo contendere with respect to any crime involving moral turpitude or a felony which was involving the Company; and "Disability" shall mean the Executive's failure by reason of sickness, accident or physical or mental disability to substantially perform the duties and responsibilities of the Executive's employment with the Company for a cumulative period of three (3) months in any period of twelve (12) consecutive months.

         6.4 Resignation of all Positions. Upon termination of the employment of the Executive with the Company, the Executive shall be deemed to have resigned all of his positions as an officer, director and trustee of any benefit plan of the Company or any subsidiary of the Company.

         7.    Consulting Services.
               --------------------

         7.1 For a period of 10 years commencing on the date of termination of employment of the Executive (the "Consulting Period"), the Executive shall serve as a consultant





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to the Company. The Executive shall make himself available on a standby basis to provide, and shall provide the Company with, such consulting services in the areas of finance, sales, marketing and operations as shall be requested by the Board of Directors of the Company. The Executive shall report to the Board or to such executive officer of the Company as shall be designated by the Board.

         7.2 In consideration of the Executive's agreement to provide consulting services hereunder, the Company shall pay the Executive a consulting fee in an annual amount equal to the sum of (a) 75% of the Executive's highest rate of salary with the Company in effect during the one-year period ending on the date of termination plus (b) 50% of the Executive's average incentive bonus with respect to the last five completed fiscal years of the Company preceding the date of termination, payable in equal monthly installments in advance on the first day of each month during the Consulting Period. The consulting fee shall be payable without regard to whether the Company actually requests the Executive to provide services in such month. The Company shall, during the Consulting Period, continue to provide the Executive with medical and dental coverage (at least equivalent to the benefits provided to the Executive in the last year preceding the date of termination of employment).

         7.3 The Executive shall provide the consulting services from such place or places as shall be reasonably determined by the Executive. The Executive shall not be required to travel more than twenty-five (25) miles from his home in providing the consulting services. The Company shall reimburse the Executive for expenses incurred in providing the consulting services. The Executive shall not be required to expend more than 15 hours per month in providing the consulting services.

         7.4 It is expressly understood and agreed by the Executive and the Company that the inability of the Executive to render the consulting services to the Company by reason of absences, illness, disability or incapacity, or for any other cause shall not constitute a failure to perform his obligations hereunder and shall not be deemed a breach or default by him hereunder. The consulting arrangements set forth in this Section 7 may not be terminated by the Company other than for Cause (as defined in Section 6).

         7.5 The provisions of Sections 8 through 11 of this Agreement shall apply to the Executive during the Consulting Period.

         8.    Confidential Information.
               -------------------------

         8.1 Nondisclosure. The Executive shall, during the term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential information (as hereinafter defined).

         8.2 Confidential Information Defined. For the purposes hereof, the term "confidential information" shall mean all information acquired by the Executive in the course of the Executive's employment with the Company in any way concerning the products, projects,





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activities, business or affairs of the Company and its Parent or subsidiaries or its or their customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and its subsidiaries and/or any improvements therein, all sales and financial information concerning the Company and its subsidiaries, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company or its subsidiaries which is furnished to the Executive by the Company or its subsidiaries or any of their agents or customers, as such; provided, however, that the term "confidential information" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Executive, (b) was available to the Executive on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Executive on a non-confidential basis from a source other than the Company or its subsidiaries or any of their agents or customers provided that such source is not bound by a confidentiality agreement with the Company or its subsidiaries or any of such agents or customers.

         9.    Intellectual Property.
               ----------------------

         The Executive agrees that all inventions and copyrightable or patentable material, and all trade secrets, processes, know-how, practices, designs, technologies and methods which the Executive may make or develop during the period of the Executive's employment with the Company relating to the business of the Company shall belong to and shall be owned by the Company, whether the Executive shall make or develop them individually or jointly with others or on the Executive's own time or on the time of the Company. The Executive agrees that, upon the request of the Company and without further consideration, the Executive shall expressly assign to the Company all of the Executive's right, title and interest in and to each such invention, material, trade secret, process, know-how, practice, design, technology and method and shall sign all papers and do all other acts necessary, at the Company's expense, to assist the Company to obtain patents or copyrights on or otherwise to perfect the Company's right, title and interest in and to each such invention, material, trade secret, process, know-how, practice, design, technology and method in any and all countries.

         10.   Post-Employment Restriction.
               ----------------------------

         In order to induce the Company to enter into this Agreement, and in consideration of his employment hereunder and the severance provisions of this Agreement, the Executive agrees, for the benefit of the Company, that he will not, during the period of his employment with the Company and thereafter, employ or entice or endeavor to solicit the employment of any person who was an employee of the Company at any time, either for his own account or for any individual, firm or corporation.

         11.   Equitable Relief.
               -----------------

         In the event of a breach or threatened breach by the Executive of any of the provisions of Section 8, 9 or 10 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Executive from committing or continuing any such breach





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or threatened breach or granting specific performance of any act required to be performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

         12.   Successors and Assigns.
               -----------------------

         12.1 Of the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

         12.2 Of the Executive. The Executive may not assign this Agreement or any part thereof; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.

         13.   Governing Law.
               --------------

         This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such state. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants.

         14.   Entire Agreement.
               -----------------

         This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.





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         15.   Amendment, Modification, Waiver.
               --------------------------------

         No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         16.   Arbitration.
               -----------

         Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in Section 10, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York. The arbitration award shall include attorneys' fees and costs to the prevailing party.

         17.   Notices.
               --------

         Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

         To the Company:
         President
         FragranceNet.Com.
         909 Motor Parkway
         Hauppauge, NY 11788

         To the Executive:
         Dennis M. Apfel
         909 Motor Parkway
         Hauppauge, NY 11788

         18.   Severability.
               ------------

         Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration




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panel is expressly authorized to modify any such unenforceable provision of this
Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

         19.   Withholding.
               ------------

         Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         20.   Survivorship.
               -------------

         The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         21.   Titles.
               -------

         Titles of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

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                                                                              9


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             FRAGRANCENET.COM, INC.


                                             By
                                                -----------------------------
                                                      President


                                             TELESCENTS, INC.


                                             By
                                                -----------------------------
                                                      President


                                                -----------------------------
                                                      Dennis M. Apfel